UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 24, 1998)

                            BCAM INTERNATIONAL, INC.
      ---------------------------------------------------------------------
             (exact name of registrant as specified in its charter)

         NEW YORK                    0-10420                   13-3228375
----------------------------   ----------------------   ------------------------
(State or other jurisdiction  (Commission File Number)  (IRS Employer
 of incorporation)                                       Identification Number

                1800 WALT WHITMAN ROAD, MELVILLE, NEW YORK    11747
--------------------------------------------------------------------------------
      (Address of principal executive office)               (Zip code)

       Registrant's telephone number, including area code: (516) 752-3550


--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5. Other events

      On December 24, 1998, the Company and the investors in an April 1998 private placement of equity securities agreed to amend the subscription agreement with respect to the operation of the "repricing" provisions. Under the April 1998 agreement, the number of shares issuable to these investors are "repriced" pursuant to a schedule initially in four $300,000 increments and then in four $200,000 increments on eight occasions commencing on August 13, 1998 (the effective date of a registration statement covering the shares) and again 60 days later and then in 30 day intervals. On such dates, the investors were to receive the additional number of shares, if any, that result from the difference between the number of shares actually issued and the number of shares which would have been issued using a 23% discount to the market price, as defined, at the time of the "reset". The operation of this provision could result in significantly greater number of shares being issued. In August 1998, 436,047 shares were issued in connection with the reset provision and very significant additional shares would be required to be issued in the October, November and December 1998 reset dates.

      The Company estimates that in excess of 5,000,000 additional shares of common stock would have been required to be issued to these investors had the Company not amended the agreement with the investors.

      The December 24, 1998 amendment to the subscription agreement with these investors has four principal effects (i) the August, October, November and December 1998 resets are eliminated in favor of new resets which will begin on January 1, 1999, (ii) the discount from market used to measure the resets is increased from 23% to 27% (iii) a ceiling price was established of $0.75 and
(iv) certain penalties under the agreement are waived. Under the amended agreement, the investors, at their option, may reprice up 12 1/2% of the amount invested (an aggregate of $250,000 based upon the original $2,000,000 invested in April 1998) on the first of each month beginning with January 1, 1999. Any amounts not "repriced" in any month may be carried over to any future month without limitation.

In connection with the amendment, the Company, will issue additional shares to the investors to bring the total shares from 1,980,198 originally invested up to 2,666,667 shares based upon the ceiling price in the amendment.

Based upon preliminary information, the January 1, 1999 "reset" of 12 1/2% of the $2,000,000 offering, if elected by the investors, could result in the issuance of additional common shares in excess of approximately 2,700,000 shares to these investors.

The reader is referred to Exhibit 10.1 for a more complete description of the amendment.

Exhibits:

      10.1 AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 24, 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BCAM INTERNATIONAL, INC.


                                    By: /s/ Michael Strauss
                                        -----------------------------------
                                        Michael Strauss, President
                                        Chairman of the Board and
                                        Chief Executive Officer

Date: January 11, 1999